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                  CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                            RIGHTS AND LIMITATIONS OF
                            SERIES A PREFERRED STOCK
                                       OF
                              AMERICAN GROUP, INC.


         American Group, Inc. (hereinafter referred to as the "Corporation" or "Company"), a corporation organized and existing under the laws of the State of Nevada,

         DOES HEREBY CERTIFY:

         That, the Articles of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series A Preferred Stock, par value $.001 with a stated value of $1.00 per share ("Preferred Stock"), is hereby authorized and created, said series to consist of up to 1,000,000 shares. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

         1.       Dividends on Preferred Stock
                  ----------------------------

                  (a) The holders of Preferred Stock shall be entitled to receive dividends at the rate of 5% per annum payable semi-annually, in arrears. At the sole discretion of the Company, the dividends may be paid in cash, or by the in-kind payment of common stock. A cash dividend shall only be made out of funds legally available therefor. If dividends are paid in common stock, the value of the in-kind common stock shall be the Current Market Price (as defined below).

                  (b) Dividends in Kind of Assets or Other Securities. In the event the Company shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock or
         (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Company which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.







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         2.       No Conversion of Preferred Stock into Common Stock
                  --------------------------------------------------

                  The Preferred Stock is not convertible into any security of the Company.

         3.       Voting
                  ------

                  The Preferred Stock shall have no voting rights.

         4.       Liquidation Rights
                  ------------------

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of any other class of capital stock of the Corporation, an amount equal to $1.00 per share, plus accumulated and unpaid dividends thereon to the date fixed for distribution ("Liquidation Amount").

                  (b) A consolidation or merger of the Corporation (in the event that the Corporation is not the surviving entity) or sale of all or substantially all of the Corporation's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 4. In the event of such a liquidation as contemplated by this Section 4(b), the holders of Preferred Stock shall be entitled to receive an amount equal to the greater of the Liquidation Amount or that which such holders would have received if they had converted their Preferred Stock into Common Stock immediately prior to such liquidation or winding up (without giving effect to the liquidation preference of or any dividends on any other capital stock ranking prior to the Common Stock).

                  (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

         5.       Redemption at the Discretion of the Corporation
                  -----------------------------------------------

                  (a)   Redemption at or before May 31, 2004 (the First Period):




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                           (i) At or before May 31, 2004, if there is a
                  transaction resulting in any person or group acquiring beneficial or pecuniary ownership of 50% or more of the common equity of the Corporation, then Corporation, at its sole discretion, may redeem any and/or all of the shares of Series A Preferred Stock as may be outstanding from time to time (the "First Period Redemption Date"), upon thirty days written notice to holders (the "First Period Redemption Notice").

                           (ii) The Redemption Price (the "First Period
                  Redemption Price") for each share of Series A Preferred Stock shall be $3.00, plus cash payment for accumulated and unpaid dividends thereon to the date fixed for redemption.

                  (b) Redemption after May 31, 2004 (the "Second Period"):

                           (i) At any time after May 31, 2004, the Corporation,
                  at its sole discretion, may redeem any and/or all of the shares of Series A Preferred Stock as may be outstanding from time to time (the "Second Period Redemption Date"), upon thirty days written notice to holders (the "Second Period Redemption Notice").

                           (ii) The Redemption Price (the "Second Period
                  Redemption Price") for each share of Series A Preferred Stock shall be $1.40, plus cash payment for accumulated and unpaid dividends thereon to the date fixed for redemption.

                  (c)      Notice and Procedure.

                           (i) The notice required by clause 5(a)(i) and 5(b)(i)
                  above shall be delivered by the Corporation to each holder of record of Series A Preferred Stock, at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect the Corporation's right to redeem the Series A Preferred Stock.

                           (ii) The Redemption Notice shall contain the
following information:

                                (A) the Redemption Date and the Redemption
                                    Price; and

                                (B) the number of shares of Series A Preferred
                                    Stock being redeemed.



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                           (iii) Surrender of Certificates. Each holder of
                  shares of Series A Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 5 shall be paid to the order of the person whose name appears in such certificate(s) and each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not redeemed.

                           (iv) All shares of Series A Preferred Stock so
                  redeemed shall have the status of authorized but unissued Series A Preferred Stock, but such shares so redeemed shall not be reissued as shares of the series of Series A Preferred Stock created hereby.

         IN WITNESS WHEREOF, AMERICAN GROUP, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Eric Deckinger, its president, and JOHN STEWART, its secretary, this ___ day of ________________, 1999.

                                                     AMERICAN GROUP, INC.


                                      By________________________________________
                                        Eric Deckinger, President


                                      By________________________________________
                                        John Stewart, Secretary


THE STATE OF FLORIDA                ss.
                                    ss.
COUNTY OF ___________               ss.


         BEFORE ME, the undersigned authority, on this day personally appeared Eric Deckinger, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL of office this ____ day of __________,
1999.

                                                     ___________________________
                                                     NOTARY PUBLIC IN AND FOR
                                                     THE STATE OF FLORIDA




THE STATE OF FLORIDA                ss.
                                    ss.
COUNTY OF ___________               ss.



                                       4


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         BEFORE ME, the undersigned authority, on this day personally appeared
John Stewart, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL of office this ____ day of __________,
1999.


                                                     ___________________________
                                                     NOTARY PUBLIC IN AND FOR
                                                     THE STATE OF FLORIDA